UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
--------------------
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 29, 2009
Date of Report (Date of Earliest Event Reported)

CONVERA CORPORATION
-------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-31989	54-1987541
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1921 GALLOWS ROAD, SUITE 200
VIENNA, VIRGINIA 22182
-------------------------------------------------------------------------------
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (703) 761-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

On May 29, 2009, Convera Corporation (“Convera”) and its wholly owned subsidiary B2BNetSearch, Inc., a Delaware corporation (“B2B”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Firstlight Online Limited, a UK company (“Firstlight”).  Pursuant to the Merger Agreement, unless the form of combination is modified, B2B will merge with and into an indirect wholly owned subsidiary of Firstlight (“Merger Sub”), which is owned by a wholly owned direct subsidiary of Firstlight or a surviving company of Firstlight after Firstlight’s internal restructuring (“Company”), with Merger Sub as the surviving corporation.  Upon the effectiveness of the merger, each two shares of B2B’s common stock will become one share of Company common stock, and each share of Company common stock will remain as one share of Company common stock.  As a result of such share conversion, Convera and Firstlight will each own 33.3% and 66.7% of the total outstanding common stock of Company, respectively, subject to certain adjustments (to be described below).   Firstlight and its subsidiaries are in the business of online advertising sales and marketing.

Prior to the closing of the merger, Convera will undergo an internal restructuring, whereby Convera and certain of its subsidiaries will assign all the operating business and business related assets of Convera (including, without limitation, internet-search related patents and $3,000,000 in cash) to B2B, and B2B will assume all the liabilities of Convera and certain of its subsidiaries.

Pursuant to the Merger Agreement, the $3,000,000 cash assigned by Convera to B2B will be subject to reduction on a dollar-for-dollar basis by an agreed upon daily amount for delays in the closing beyond 60 days after the Merger Agreement is signed, with specified exceptions.  In addition, Convera will provide Company with a $1,000,000 Line of Credit, which is convertible into the Company common stock (the “Credit Line”).  Company will be entitled to draw down the Credit Line in whole or in part, for a six-month period following the closing date of the merger.  Any portion of the Credit Line drawn down by Company will accrue a 10% annual interest and will become due and payable by Company upon the first anniversary of the closing date of the merger.  Convera has the right to convert all or any portion of the draw-down amount into Company common stock anytime before its repayment in full.  The full conversion of the Credit Line will result in an increase of Convera’s ownership in Company to up to 42.5% of the total outstanding Company common stock.  If Convera elects to convert less than the entire amount, Company will issue shares to Convera equal to 0.0000092% of the total outstanding Company common stock at closing for each dollar of the Credit Line that Convera elects to convert.

The merger will require the approval of Convera’s stockholders.  The closing of the merger is subject to such stockholders’ approval, as well as certain other closing conditions, including, without limitation, (i) Convera’s receipt of a fairness opinion as to the fairness of the merger consideration to the stockholders of Convera from a financial point of view; (ii) receipt of all the required third party consents and approvals, if any, and (iii) completion of a satisfactory audit of the financial statements of Firstlight.

The Merger Agreement also contains customary representations and warranties, covenants and indemnities and provides that all representations and warranties will survive the closing date of the merger for a period of six months, with specific exceptions.  Convera anticipates that the closing will occur during the summer of 2009.

Neither Convera nor any of its subsidiaries have any prior material relationship with any Firstlight entities described above.  Convera will not receive any proceeds as a result of or in connection with the merger. A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and incorporated herein by reference. The description of the terms and conditions of the Merger Agreement in this report is merely a summary of the agreement and is modified and supplemented by such reference.

On May 29, 2009, Convera entered into a Transition Agreement with Mr. Patrick Condo, its President and Chief Executive Officer.  The disclosure under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

    On May 29, 2009, Convera entered into a Transition Agreement with Mr. Patrick Condo, its President and Chief Executive Officer, pursuant to which Mr. Condo will transition employment from Convera to B2B.  According to the Transition Agreement, Convera will pay Mr. Condo, among other benefits, an aggregate amount of $480,000 in cash in a lump sum on the 30th day after the closing of the merger, provided that Mr. Condo has signed and delivered a general release in favor of Convera and the release has become effective.  All of Mr. Condo’s stock options will vest on the closing date of the merger, and Mr. Condo may exercise vested stock options for a period of 90 days after the merger.  Convera and Mr. Condo have previously entered into an Employment Agreement dated on October 26, 2005, under which Mr. Condo would be entitled to, among other benefits, a severance payment equal to 18 months of his current regular base salary and bonus paid out over Convera’s regular payroll schedule following the effective date of his employment termination.  Upon the completion of the merger, Mr. Condo’s previous Employment Agreement will be superseded by the Transition Agreement.  Mr. Condo will not resign from his positions at Convera until the closing of the merger.

A copy of the Transition Agreement is attached as Exhibit 10.1 to this report and incorporated herein by reference. The description of the terms and conditions of the Merger Agreement in this report is merely a summary of the agreement and is modified and supplemented by such reference.

Item 8.01 Other Events
On May 29, 2009, Convera’s board of directors adopted a Plan of Dissolution and Liquidation (the “Plan”), which sets forth the terms of the dissolution of Convera.  During a  three-year winding-up period, to be triggered by the filing of a certificate of dissolution, Convera will pay, or make provision to pay, all debts and other claims against it, wind up any litigation, liquidate its assets and, as funds become available that will not be required to pay any valid claims, make distributions to stockholders.  Once the Plan is approved by Convera’s stockholders, it will become effective and Convera can take the following actions at such times as the Convera  boards determines: (i) filing a certificate of dissolution with the Delaware Secretary of State; (ii) ceasing conducting normal business operations, except as may be required to sell its remaining assets and wind up its business affairs; (iii) taking all actions required or permitted under the dissolution procedures of DGCL Section 281(b); (iv) negotiating and consummating the sale or conversion into cash and/or other distributable forms of, or distribute to stockholders, all of the assets and properties, and distribute all remaining properties, assets and funds to stockholders or to liquidating trusts within three years of the date of stockholders’ consent approving the Plan; (v) paing or making reasonable provision for payment of its liabilities and obligations, including setting aside a contingency reserve, consisting of cash or other assets that the board believes to be adequate for payment of its known liabilities, as well as claims that are unknown or have not yet arisen but that are likely to arise or become known to Convera within ten years; and (vi) distributing the remaining funds and assets to stockholders or liquidating trust(s).

According to the Plan, Convera will be liquidated as follows: after payment or provision for all the known, unascertained or contingent obligations (including costs and expenses incurred and anticipated to be incurred in connection with the dissolution and liquidation), payment or distributions will be made to the holders of Class A Common Stock on a pro rata basis.

Convera’s board of directors may amend, modify or abandon the Plan notwithstanding stockholders’ approval any time before the filing of the certificate of dissolution, without first obtaining stockholders’ consent.

A copy of the Plan is attached as Exhibit 2.2 to this report and incorporated herein by reference. The description of the terms and conditions of the Plan in this report is merely a summary of the agreement and is modified and supplemented by such reference.

Forward-Looking Statements

Certain statements contained in this report constitutes forward-looking statements under U.S. federal securities laws. These forward-looking statements reflect Convera’s current plan and expectations concerning future events. Such forward-looking statements involve a number of risks and uncertainties, including factors listed from time to time in the documents Convera filed with the Securities and Exchange Commission, which could cause actual events or results to differ materially from those expected. This list is not exhaustive: Convera operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this report are made only as of the date of this report and are based on information available to Convera at such time. Convera does not have or undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances other than as required by applicable federal securities laws.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger by and among Convera Corporation, B2BNetSearch, Inc., and Firstlight Online Limited, dated May 29, 2009

2.2	Plan of Dissolution and Liquidation of Convera Corporation

10.1	Transition Agreement by and between Convera Corporation and Patrick C. Condo, dated May 29, 2009

99.1	Press release of Convera Corporation, dated May 29, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Convera Corporation
Date: June 4, 2009	By: /s/ Matthew G. Jones
Matthew G. Jones
Chief Financial Officer, Secretary and Treasurer